Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying Pro Forma Statements of Operations for the periods presented combine the historical consolidated statements of operations of Granite Construction Incorporated (“Granite”) and Layne Christensen Company (“Layne”), giving effect to the merger (the “Merger”) as if it had been completed on January 1, 2017, the beginning of the earliest period presented. The Pro Forma Statements of Operations for the fiscal year ended December 31, 2017 includes (a) Granite’s fiscal year ended December 31, 2017 and (b) Layne’s fiscal year ended January 31, 2018. The Pro Forma Statements of Operations for the quarter ended March 31, 2018 will include (a) Granite’s quarter ended March 31, 2018 and (b) Layne’s quarter ended April 30, 2018. The accompanying Pro Forma Balance Sheet as of March 31, 2018 combines the historical consolidated balance sheets of Granite as of March 31, 2018 and Layne as of April 30, 2018, giving effect to the Merger as if it had been completed on March 31, 2018.

The accompanying Pro Forma Financial Statements and related notes were prepared using the acquisition method of accounting with Granite considered the acquirer of Layne. Accordingly, the consideration paid in the Merger has been allocated to assets and liabilities of Layne based upon their estimated fair values as of the date of completion of the Merger. Any amount of the consideration that is in excess of the estimated fair values of assets acquired and liabilities assumed was recorded as goodwill in Granite’s balance sheet upon the completion of the Merger. The accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments and will be finalized within 12 months from the acquisition date.

The accompanying Pro Forma Financial Statements and related notes are being provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated balance sheet of Granite would have been had the Merger occurred on the dates assumed, nor are they necessarily indicative of Granite’s future consolidated results of operations or consolidated financial position. The Pro Forma Financial Statements are based upon currently available information and estimates and assumptions that Granite management believes are reasonable as of the date of this report. Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the closing date of the Merger.

The accompanying Pro Forma Financial Statements have been developed from and should be read in conjunction with the audited consolidated financial statements of Granite contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and of Layne contained in its Annual Report on Form 10-K for the fiscal year ended January 31, 2018.

The historical consolidated financial statements of Layne presented herein have been adjusted by condensing and disaggregating certain line items in order to conform to Granite’s financial statement presentation.

Granite Construction Incorporated

Unaudited Condensed Combined Balance Sheet as of March 31, 2018

(in thousands, except for per share amounts)

	Historical
	Granite	Layne (Note 5)		Pro Forma Adjustments (Note 4)		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents ($91,903 related to consolidated construction joint ventures (“CCJVs”))	$193,581	$17,805		$(28,763)	(g)	$182,623
Short-term marketable securities	39,961	—		—		39,961
Receivables, net ($17,598 related to CCJVs)	330,192	73,681		—		403,873
Contract assets ($23,889 related to CCJVs)	178,663	41,088		—		219,751
Inventories	71,295	23,258		—		94,553
Equity in construction joint ventures	254,816	—		—		254,816
Other current assets ($14,180 related to CCJVs)	43,125	6,729	(p)	—		49,854
Total current assets	1,111,633	162,561		(28,763)		1,245,431
Property and equipment, net ($44,655 related to CCJVs)	409,708	123,268	(p)	64,622	(h)	597,598
Long-term marketable securities	67,305	—		—		67,305
Investments in affiliates	38,682	54,512		8,488	(a)	101,682
Goodwill	53,799	8,915		165,329	(b)	228,043
Deferred income taxes, net	3,718	—		23,185	(c)	26,903
Other noncurrent assets	74,382	18,040		57,048	(d)	149,470
Total assets	$1,759,227	$367,296		$289,909		$2,416,432

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$47,298	$167,021	(o)	$(6,256)	(e)	$208,063
Accounts payable ($31,854 related to CCJVs)	226,253	41,487		—		267,740
Contract liabilities ($33,760 related to CCJVs)	71,030	7,960		—		78,990
Accrued expenses and other current liabilities ($2,090 related to CCJVs)	233,637	50,291		28,954	(f)	312,882
Total current liabilities	578,218	266,759		22,698		867,675
Long-term debt	176,011	—	(o)	—		176,011
Deferred income taxes, net	—	827		3,647	(c)	4,474
Other long-term liabilities	40,104	40,294		6,700	(d)	87,098
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—		—		—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding 45,671,030 shares as of March 31, 2018	400	201		(145)	(g)	456
Additional paid-in capital	162,038	372,016		(26,886)	(g)	507,168
Accumulated other comprehensive income (loss)	1,197	(19,380)		19,380	(g)	1,197
Retained earnings	751,801	(293,469)		264,515	(f)(g)	722,847
Total shareholders’ equity	915,436	59,368		256,865		1,231,669
Non-controlling interests	49,458	48		—		49,506
Total equity	964,894	59,416		256,865		1,281,175
Total liabilities and equity	$1,759,227	$367,296		$289,909		$2,416,432

Granite Construction Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2017

(in thousands, except for per share amounts)

	Historical
	Granite	Layne (Note 5)		Pro Forma Adjustments (Note 4)		Pro Forma Combined
Revenue
Construction	$1,664,708	$432,948		$—		$2,097,656
Large project construction	1,032,229	—		—		1,032,229
Construction materials	292,776	42,569		—		335,345
Total revenue	2,989,713	475,517		—		3,465,230
Cost of revenue
Construction	1,417,694	364,047	(n)	12,473	(i)	1,794,214
Large project construction	1,002,436	—		—		1,002,436
Construction materials	254,650	35,813	(n)	—		290,463
Total cost of revenue	2,674,780	399,860		12,473		3,087,113
Gross profit	314,933	75,657		(12,473)		378,117
Selling, general and administrative expenses	222,811	76,030	(n)	12,526	(i)	311,367
Restructuring and impairment (gains) charges	(2,411)	4,903		(983)		1,509
Gain on sales of property and equipment	(4,182)	(3,741)		—		(7,923)
Operating income (loss)	98,715	(1,535)		(24,016)		73,164
Other (income) expense
Interest income	(4,742)	(33)		—		(4,775)
Interest expense	10,800	17,120		(4,524)	(j)	23,396
Equity in income of affiliates	(7,107)	(3,431)		—		(10,538)
Other (income) expense, net	(4,699)	48		—		(4,651)
Total other (income) expense	(5,748)	13,704		(4,524)		3,432
Income (loss) before provision for (benefit from) income taxes	104,463	(15,239)		(19,492)		69,732
Provision for (benefit from) income taxes	28,662	(10,375)		(7,602)	(k)	10,685
Net income (loss)	75,801	(4,864)		(11,890)		59,047
Amount attributable to noncontrolling interests	(6,703)	—		—		(6,703)
Net income (loss) attributable to Granite Construction Incorporated	$69,098	$(4,864)		$(11,890)		$52,344	(l)

Net income (loss) per share attributable to common shareholders
Basic	$1.74	$(0.24)		$(2.11)		$1.15
Diluted	$1.71	$(0.24)		$(2.11)	(l)	$1.14	(l)
Weighted average shares of common stock
Basic	39,795	19,858		5,624		45,419
Diluted	40,372	19,858		5,624		45,996
Dividends per common share	$0.52	$—		$—		$0.52

Granite Construction Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2018

(in thousands, except for per share amounts)

	Historical
	Granite	Layne (Note 5)		Pro Forma Adjustments (Note 4)		Pro Forma Combined
Revenue
Construction	$269,243	$103,196		$—		$372,439
Large project construction	248,414	—		—		248,414
Construction materials	45,722	11,355		—		57,077
Total revenue	563,379	114,551		—		677,930
Cost of revenue
Construction	230,847	82,653	(n)	3,144	(i)	316,643
Large project construction	228,048	—		—		228,048
Construction materials	48,201	9,730	(n)	—		57,931
Total cost of revenue	507,096	92,383		3,144		602,623
Gross profit	56,283	22,168		(3,144)		75,307
Selling, general and administrative expenses	61,252	17,526	(n)	3,126	(i)	81,904
Acquisition and integration expenses	8,409	—		(7,728)	(m)	681
Restructuring charges	—	2,806		(1,371)		1,435
Gain on sales of property and equipment	(543)	(4,609)		—		(5,152)
Operating (loss) income	(12,835)	6,445		2,829		(3,560)
Other (income) expense
Interest income	(1,521)	(3)		—		(1,524)
Interest expense	2,435	4,408		(1,180)	(j)	5,663
Equity in income of affiliates	(224)	(1,714)		—		(1,938)
Other expense (income), net	268	(96)		—		172
Total other expense (income)	958	2,595		(1,180)		2,373
(Loss) income before (benefit from) provision for income taxes	(13,793)	3,850		4,009		(5,933)
(Benefit from) provision for income taxes	(4,131)	970		1,042	(k)	(2,119)
Net (loss) income	(9,662)	2,880		2,967		(3,815)
Amount attributable to noncontrolling interests	(1,761)	—		—		(1,761)
Net income (loss) attributable to Granite Construction Incorporated	$(11,423)	$2,880		$2,967		$(5,576)	(l)

Net (loss) income per share attributable to common shareholders
Basic	$(0.29)	$0.14		$0.53		$(0.12)
Diluted	$(0.29)	$0.14		$0.53	(l)	$(0.12)	(l)
Weighted average shares of common stock
Basic	39,908	20,122		5,624		45,532
Diluted	39,908	21,159		5,624		45,532
Dividends per common share	$0.13	$—		$—		$0.13

Note 1. Description of the Transaction

On February 13, 2018, Granite and Layne entered into a merger agreement (the “Merger Agreement”). The Merger was unanimously approved by the Granite Board of Directors and the Layne Board of Directors and closed on June 14, 2018. Following the Merger, Layne is a wholly owned subsidiary of Granite.

At the effective time of the Merger (the “Effective Time”), each share of Layne Common Stock that was issued and outstanding was cancelled and automatically converted into 0.27 shares of Granite Common Stock resulting in 5,624,000 shares being issued. All outstanding stock options, restricted stock awards and unvested performance shares of Layne were settled in cash in accordance with the Merger Agreement.

Note 2. Basis of Pro Forma Presentation

The accompanying Pro Forma Financial Statements were prepared in accordance with Article 11 of Regulation S-X prescribed by the SEC. The Pro Forma Balance Sheet was prepared using the historical balance sheets of Granite as of March 31, 2018 and Layne as of April 30, 2018. Granite’s fiscal year ends on December 31 and Layne’s fiscal year ended on January 31. The Pro Forma Statements of Operations were prepared using:

•	Layne’s historical audited consolidated statement of operations for the year ended January 31, 2018; and

Granite’s historical audited consolidated statement of operations for the year ended December 31, 2017.

•	Layne’s historical unaudited consolidated statement of operations for the quarter ended April 30, 2018; and

Granite’s historical unaudited consolidated statement of operations for the year ended March 31, 2018.

Both Layne’s and Granite’s historical audited financial statements were prepared in accordance with GAAP.

The Pro Forma Financial Statements have been prepared using the acquisition method of accounting for business combinations under GAAP. The acquisition method of accounting is dependent upon certain valuations and other studies. The final determination of fair value of assets acquired and liabilities assumed may result in material changes to the Pro Forma Financial Statements. The accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments and will be finalized within 12 months from the acquisition date.

The Pro Forma Financial Statements do not purport to represent what Granite’s actual consolidated results of operations or consolidated financial position would have been had the Merger occurred on the date assumed, nor are they indicative of Granite’s future consolidated results of operations or financial position. The actual results reported in periods following the Merger may differ significantly from those reflected in the Pro Forma Financial Statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the Pro Forma Financial Statements and actual amounts, cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing, or other restructuring that may result from the Merger. Non-recurring items related to the Merger were not included in the Pro Forma Statements of Operations.

Note 3. Consideration

The purchase price for Layne presented below is based on the terms of the Merger. Pro Forma Financial Statements include various assumptions; including the purchase price of approximately $350 million and that the Merger was completed on June 14, 2018 using a closing price of $57.09 per share of Granite Common Stock.

The following table shows the preliminary estimated fair value of Layne’s assets acquired and liabilities assumed, as of the Effective Time (in thousands). These estimates are subject to revision, which may result in adjustments to the values presented below . We expect to finalize these amounts within 12 months from the acquisition date.

Assets
Cash	$2,995
Receivables	70,160
Contract assets	44,947
Inventories	23,424
Other current assets	5,533
Property and equipment	187,890
Investments in affiliates	63,000
Deferred income taxes	23,185
Other noncurrent assets	17,868
Total tangible assets	439,002
Identifiable intangible assets	60,748
Liabilities
Identifiable intangible liabilities	6,700
Accounts payable	38,321
Contract liabilities	7,854
Accrued expenses and other current liabilities	47,694
Debt	191,500
Other long-term liabilities	32,085
Total liabilities assumed	317,454
Total identifiable net assets acquired	175,596
Goodwill	174,244
Estimated purchase price	$349,840

Note 4. Adjustments to Pro Forma Financial Statements

Adjustments present in the Pro Forma Financial Statements are based on preliminary information and are subject to subsequent changes. The historical consolidated statements of operations and consolidated balance sheets have been adjusted in the Pro Forma Financial Statements to give effect to pro forma events that are: (1) directly attributable to the Merger; (2) factually supportable; and (3) with respect to the statements of operations, expected to have a continuing impact on the results of operations of the combined company.

Adjustments to the Pro Forma Balance Sheet

Granite has made the following pro forma adjustments to Layne’s historical balance sheet as of March 31, 2018:

(a)	a fair value increase of $8 million related to investments in affiliates;
(b)

an elimination of Layne’s historical goodwill and the preliminary estimate of goodwill recognized as a result of the Merger, which represents the amount by which the estimated consideration transferred exceeds the fair value of Layne’s assets acquired and the liabilities assumed;

(c)	a fair value increase of $23 million for deferred tax assets is primarily related to the realization of Layne’s net operating loss carryforwards and $4 million for deferred tax liabilities;
(d)

the estimated fair value of Layne’s identified intangible assets and liabilities. The following table shows a preliminary estimate of the fair value of those intangible assets and liabilities and their related average estimated useful lives (in thousands). Amortization expense related to the acquired amortized intangible asset balances at March 31, 2018 is expected to be recorded in the future as follows: $9.5 million for the remainder of 2018; $14.2 million in 2019; $9.5 million in 2020; $7.9 million in 2021; and $12.9 million thereafter.

	Estimated Useful Life (in Years)	Estimated Fair Value as of March 31, 2018	Net Book Value as of April 30, 2018	Pro Forma Adjustment
Intangible Assets
Customer relationships	7	$31,700	$—	$31,700
Trademarks/trade names	4	8,500	876	7,624
Backlog	4	8,000	—	8,000
Developed technologies	4	6,600	417	6,183
Favorable contracts	4	3,600	—	3,600
Right of ways	12	2,268	2,407	(139)
Internally developed software	1	80	—	80
Total intangible assets		$60,748	$3,700	$57,048
Intangible Liabilities
Unfavorable contracts	3	$6,400	$—	$6,400
Unfavorable leases	1	300	—	300
Total intangible liabilities		$6,700	$—	$6,700

(e)

the pro forma adjustment to current maturities of long term debt is the net impact of an increase of $2 million to record the 4.25% Convertible Notes at estimated fair value, the increase in fair value of the 8.0% Convertible Notes to fair value of $31 million and reclass of the significant premium to Additional paid in capital, and conversion of $9 million principal amount of the 8.0% Convertible Notes prior to the close of the transaction on June 14, 2018. The conversion rate of the 4.25% Convertible Notes would result in a value less than the $1,000 principal amount of each 4.25% Convertible Note. The 8.0% Convertible Notes have an “as converted” value that exceeds the principal amount of the 8.0% Convertible Notes, which approximates fair value;

(f)

expenses of $28 million incurred by Granite and Layne directly attributable to the Merger since the balance sheet date of March 31, 2018. Total expected costs, including those costs already incurred, that are directly attributable to the Merger are estimated to be approximately $44 million. The expenses that Granite and Layne may ultimately incur may differ materially from this amount. These expenses include fees for investment banking, advisory, legal, valuation, and other professional fees. As these expenses will not have a continuing impact, Granite has not shown these estimated expenses in the Pro Forma Statements of Operations. No material Merger-related expenses were incurred by Granite and Layne during the 12 months ended December 31, 2017, but expenses were incurred for the three months ended March 31, 2018 as stated in note (m) in “Adjustments to Pro Forma Statements of Operations”;

(g)

the elimination of Layne’s historical equity and the consideration of $350 million, which includes the issuance of $321 million in shares of Granite Common Stock to Layne stockholders, and $29 million in cash for Layne’s outstanding stock options, restricted stock units and performance stock units; and

(h)

the estimated fair value of Layne’s property and equipment. The following table shows a preliminary estimate of the fair value of Layne’s property and equipment and their related average estimated useful lives:

	Estimated Useful Life (in Years)	Estimated Fair Value as of March 31, 2018	Net Book Value as of April 30, 2018	Pro Forma Adjustment
Property and equipment
Equipment and vehicles	5	$131,196	$72,186	$59,010
Buildings and leasehold improvements	20	24,850	36,486	(11,636)
Land and land improvements	2	20,624	11,071	9,553
Construction in progress	N/A	5,981	—	5,981
Office furniture and equipment	3	5,239	3,525	1,714
Total property and equipment		$187,890	$123,268	$64,622

Adjustments to Pro Forma Statements of Operations

Granite has made the following adjustments to Layne’s historical statements of operations for the fiscal year ended January 31, 2018:

(i)

additional amortization of intangible assets and depreciation of property and equipment which will be acquired based on the preliminary estimated fair value and useful lives expected to be recorded as a result of the Merger. For estimated intangible asset values and the associated useful lives, see note (d) under “Adjustments to Pro Forma Balance Sheet” above. For estimated property and equipment values and the associated useful lives, see note (h) under “Adjustments to Pro Forma Balance Sheet” above.

(j)	adjustment from carrying value to fair value of the Convertible Notes;
(k)

tax effects of the pro forma adjustments based on a statutory tax rate of 39% and 26% for the twelve months ended December 31, 2018 and the three months ended March 31, 2018, which reflects the federal tax rate in effect during the period presented; and

(l)

the following table shows the calculation of pro forma combined basic and diluted net income per share of Granite Common Stock, after giving effect to the number of shares of Granite Common Stock issued to Layne stockholders in the Merger, for the year ended December 31, 2017 and the three months ended March 31, 2018:

	Year ended December 31, 2017	Three months ended March 31, 2018
	(in thousands, except per share amounts)
Numerator (basic and diluted)
Net income (loss) allocated to common shareholders for basic and diluted calculation	$52,344	$(5,576)
Denominator
Weighted average common shares outstanding, basic	45,419	45,532
Dilutive effect of convertible notes and restricted stock units[1]	577	-
Weighted average common shares outstanding, diluted	45,996	45,532
Net income (loss) per share, basic	$1.15	$(0.12)
Net income (loss) per share, diluted	$1.14	$(0.12)

1For the year ended December 31, 2017, approximately 1,200,000 shares of Granite Common Stock issuable upon conversion of the Convertible Notes are not included because the issuance of the shares would be anti-dilutive using the “if converted” method. Due to the net loss for the three months ended March 31, 2018 approximately 1,702,000 shares related to convertible notes and restricted stock units have been excluded from the number of shares used in calculating diluted net loss per share, as their inclusion would be antidilutive.

(m)	elimination of $8 million of acquisition expenses associated with the acquisition of Layne.

Note 5. Reclassifications

The Layne historical unaudited condensed balance sheet and statement of operations have been conformed to Granite’s presentation of the respective statements. Granite has made the following reclassification to Layne’s statement of operations for the fiscal year ended January 31, 2018 and the quarter ended April 30, 2018:

(n)

reclassification of $27 million and $7 million of depreciation and amortization in the fiscal year ended January 31, 2018 and the quarter ended April 30, 2018, respectively, from separate presentation in Layne’s historical statement of operations to cost of revenue and selling, general and administrative expenses in the amounts of $25 million and $2 million, respectively, for fiscal year ended January 31, 2018 and $6 million and $1 million, respectively, for the quarter ended April 30, 2018.

(o)

reclassification of $91 million of the 8.0% Convertible Notes from long-term debt to current maturities of long-term debt as the Pro Forma Balance Sheet is as of March 31, 2018. The 8.0% Convertible Notes matured on August 15, 2018.

(p)	reclassification of $4 million in assets to conform with Granite’s presentation.